EMPLOYMENT AGREEMENT


THIS AGREEMENT is made and entered into as of the 1st day of June 1995, by and between WESTWOOD ONE RADIO, INC., a California corporation (hereinafter referred to as "Westwood" or "Company") and Gregory P. Batusic (hereinafter referred to as "Employee").

     1.       EMPLOYMENT

              Westwood hereby engages and employs Employee to render services to Westwood as President of Company's Westwood One Entertainment Division, in which capacity Employee shall render such services as are customarily rendered by and required by such a position. Westwood further engages and employs Employee to render services exclusively for Westwood. Employee shall report directly to the Company's CEO.

     2.       TERM OF EMPLOYMENT

              The term of this Employment Agreement shall commence on June 1, 1995, and shall continue for a period of two (2) and one-half
              (1/2) years from such date (the "Term") in accordance with the provisions hereof. This Agreement may be terminated earlier by Company at any time pursuant to Section 7 below.

     3.       COMPENSATION

              Westwood agrees to pay and Employee agrees to accept during the Term of this Agreement the following:

                   A. During the period beginning June 1, 1995 and ending May 31, 1996, the sum of Three Hundred Fifty Thousand Dollars ($350,000.00) as base salary, payable in accordance with Company's standard payroll procedures.


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                   B.  During the period  beginning  June 1, 1996 and ending May
                   31,  1997,   the  sum  of  Four  Hundred   Thousand   Dollars
                   ($400,000.00) as base salary, payable in accordance with Company's standard payroll procedures.

                   C. During the period beginning June 1, 1997 and ending December 31, 1997, the sum of Two Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars and Thirty-One Cents ($233,333.31) as base salary, payable in accordance with the Company's standard payroll procedures.

                   D. Employee shall be entitled to an annual bonus to equal to one-third (1/3) of Employee's base salary in the event that Company's Entertainment Division meets pre-determined cash flow objectives for each of Company's fiscal years (1995, 1996 and 1997) during the term of this Employment Agreement. Such bonus shall be payable only if Employee is employed by Company, pursuant to the terms of this Agreement, as of December 31st of each year. The annual bonus and the cash flow objective are subject to approval by the CEO.

     4.       BENEFITS

              Employee shall receive all the benefits currently available to senior executives of Westwood. Employee recognizes the right of Westwood to change, amend or terminate any of the aforementioned employee benefit programs at any time. Company shall provide employee a supplemental group term policy so that when combined with the Company's currently provided life insurance benefit, Employee shall have a total of Five Hundred Thousand Dollars ($500,000.00) in life insurance coverage. Such coverage is subject to Employee taking a physical examination, if required, and shall not exceed Two Thousand Five Hundred Dollars ($2,500.00) per year in premium payments. Employee shall also be provided a company car (currently acknowledged to be a Corvette) and Company shall pay for all reasonable expenses in connection therewith including all gas, maintenance, repairs and insurance. Employee shall be eligible for a grant of stock options to purchase the Company's common stock. The amount of stock options, if any, will be awarded based on Employees performance, which will be determined by the


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              Compensation   Committee   of  the   Board   of   Directors   upon
              recommendation of the CEO of the Company.

     5.       REIMBURSEMENT FOR EXPENSES

              The Company shall reimburse the Employee for all reasonable, receipt- supported, business expenses incurred by him in accordance with Company policies in effect from time to time, upon his submission of all necessary expense reports requested by the Company.

     6.       NON-COMPETITION/UNFAIR COMPETITION

              During the term of this Agreement, Employee shall not knowingly, directly or indirectly, engage or participate in any business that is in competition with any business of Westwood. The foregoing obligation of Employee not to compete with Westwood shall not prohibit Employee from owning or purchasing any corporate securities of any corporation that are regularly traded on a recognized stock exchange or over-the-counter market so long as Employee does not own, in the aggregate, five percent (5%) or more of the voting equity securities of any such corporation.

              Westwood treats certain information, including, but not limited to, information about its radio stations, affiliated radio stations, marketing programs, or radio programs, as confidential information (the "Confidential Information"). Employee acknowledges and agrees that, during or after the term of his employment, the sale or unauthorized use or disclosure of any Confidential Information obtained by him during his employment with Westwood constitute unfair competition. Employee promises and agrees not to engage in unfair competition with Westwood during, or after, the term of this Agreement.

     7.       TERMINATION

                   A. TERMINATION FOR CAUSE, Westwood may terminate this Agreement for cause, as hereinafter defined, with or without notice, at any time. If Employee is terminated for cause, he


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                   shall be entitled to compensation which has accrued up to the date of termination, but Employee shall not be entitled to any severance or other payment whatsoever. The term "Cause" as used herein shall include, but not be limited to, the following: (1) the continued incapacity for three (3) months or more of Employee to perform Employee's duties under this Agreement. The term "incapacity" shall mean any physical, mental or other disability rendering Employee incapable of fully performing the services required to be performed by him hereunder; (2) willful, habitual, or substantial neglect of
                   duties  by  Employee;   (3)  any  material   breach  of  this
                   Agreement; (4) dishonesty and/or theft which results in significant harm to the Company; (5) use or possession of illegal drugs in the United States during working hours; (6) use of alcohol during working hours (except for moderate consumption of alcohol during business entertainment in the discharge of Employee's duties); (7) unethical business conduct; (8) negligence in the performance of duties likely to cause or actually causing personal injury or property damage; (9) failure to comply with any rules or regulation of Westwood or any conduct inconsistent with the policies, procedures, or best interest of Westwood; (10) excessive absenteeism; and (11) Employee's failure or refusal to
                   perform  the  services   required  of  Employee   under  this
                   Agreement for a period of two (2) or more days for reasons other than vacation, illness, accident, injury, incapacity or authorized leave of absence.

                   B. Westwood may terminate this Agreement without cause, for any reason, at its discretion, upon written notice to Employee. In such an event, Company, at its option, shall pay Employee an amount equal to the lessor of fifty-two (52) weeks of Employee's base salary, or the remaining period of this Agreement, payable as and when such base salary would have been due had Employee continued to render services.
                   Section 6 of this Agreement shall apply so long as Employee continues to receive the base salary. In the event that Employee is terminated pursuant to the terms of this Section 7.B, and Employee has been granted stock options, the stock options will remain in effect during the period for which Company continues to compensate Employee.



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                   C. The Company may also immediately  terminate this Agreement in the event of the death of the Employee or if he becomes disabled, which is defined as the Employee not being able to perform his regular duties hereunder for a period of three
                   (3) consecutive months.

     8.       RESTRICTIVE COVENANTS

                   A. RIGHT OF FIRST REFUSAL If Employee receives or makes a bona fide offer from or to a third party to engage Employee's services upon termination or expiration of the Term, thereby preventing the extension or renewal of this Agreement, Employee agrees that he will not accept such offer or enter into such an arrangement before notifying the Company of all the terms upon which such offer has been made. Notice to the Company of any such bona fide offer must be in writing and must set forth all substantial and material details of the offer, the identity of the offerer and offeree and must include the offeree's written acknowledgment of the willingness to accept such offer. Upon notification, the Company shall have four (4) weeks in which to elect to engage Employee's services upon at least the same monetary terms offered by such other party. Company shall not be required to match any non-monetary terms of such offer. In the event that the foregoing four (4) week period, or any part thereof, occurs after the expiration of this Agreement, then Employee will continue to receive compensation based on the base salary paid to Employee as of the expiration date, until said four (4) week period expires. Subject to Company's sole discretion, Employee may be required to continue to render services to the Company in accordance with terms of this Agreement, during any part of the four (4) week period which occurs after the expiration of the Agreement.

                   If the Company does not match any offer of which Employee duly notifies the Company and the offeree does not thereafter accept such offer, the terms of this paragraph shall apply to any subsequent offer received by or made by Employee.

                   B. COVENANT NOT TO COMPETE Upon the termination of Employee's employment for cause under this Agreement, Employee agrees that for a period of ninety (90) days from the date of


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                   termination,  Employee will not enter into any  employment or other agreement, directly or indirectly, with any person or entity who is a direct competitor of Company in the network or syndicated radio industry or reveal in any manner, any information concerning the Company's operations. Employee will receive compensation for the ninety (90) day period
                   based  on  the  base   salary   in  effect  at  the  time  of
                   termination. This provision will not apply if Employee is terminated without cause.

                   C. RENEWAL Thirteen weeks prior to the expiration of this Agreement, the Company and Employee will enter into negotiations to extend the terms of this Agreement. If Company determines not to renew, Employee will receive a severance amount equal to thirteen (13) weeks of Employees's base salary compensation and the date of termination will be the expiration date of this Agreement. This provision does not apply if Company's decision not to renew was based on declining to match a bona fide offer as set forth in Section 8.A above.

     9.       NOTICES

              All notices which any party may be required or may desire to give under or in connection with this Agreement shall be in writing and shall be sent either: (i) by personal delivery or reputable overnight courier, in which case the notice shall be deemed received upon the earlier of actual receipt as evidence by the records of such delivery service or courier, or one (1) business day after deposit with such delivery service or courier; or (ii) by certified United States mail, return receipt requested, postage prepaid, in which case the notice shall be deemed received on the earlier of actual receipts or three (3) business days after deposit in the United States mail; or (iii) by telecopy or facsimile transmission, in which case the notice shall be deemed received upon confirmation of such transmission. All notices shall be delivered as follows:



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         To Employee:                       Gregory P. Batusic
                                            32 Millbrook Road
                                            Stamford, CT 06902
                                            FAX: (212) 641-2185

         If To Employer:                    Mel Karmazin
                                            Westwood One Radio, Inc.
                                            1675 Broadway
                                            New York, New York
                                            FAX: (212) 247-0385

        With Copies To:                     Business and Legal Affairs
                                            Westwood One, Inc.
                                            9540 Washington Boulevard
                                            Culver City, CA 90232
                                            FAX: (310) 840-4053

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

     10.      ASSIGNMENT

              The Company shall have the right to assign this Agreement, in whole or in part, to any person or entity who succeeds to ownership of Company or to any of the Company's affiliated entities or to any other party provided, however, that no such assignment shall relieve the Company of any obligations hereunder. Employee agrees and acknowledges that he may not assign this Agreement or any of his rights hereunder under any circumstances.

     11.      MISCELLANEOUS

                   A. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be


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                   construed as a waiver of any subsequent breach by that party.
                   No waiver shall be valid unless in writing, executed by the party or its duly authorized representative.

                   B. This Agreement and all rights, obligations and liabilities
                   arising   under  it  shall  be  construed   and  enforced  in
                   accordance with the laws of the State of New York.

                   C. Any provision in this Agreement which may be prohibited by law shall be ineffective to the extend of such prohibition without invalidating the remaining provisions of this Agreement.

                   D. The parties mutually acknowledge that this Agreement constitutes the complete and exclusive statement of the agreement between them in regards to their employment relationship, and supersedes any prior proposals, commitments, or representations of any kinds, whether oral or written, with respect to such relationship.

                   E. This Agreement may be amended only by an instrument in writing executed by the parties or their duly authorized representatives.

                   F. The parties hereby agree that the headings contained in this Agreement are for reference only and are not intended to form part of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WESTWOOD ONE RADIO, INC.                          GREGORY P. BATUSIC
"WESTWOOD"                                        "EMPLOYEE"

By:/s/ MEL KARMAZIN                                By:/s/GREGORY P. BATUSIC
   ------------------------                           ----------------------
       Mel Karmazin                                     Gregory P. Batusic
       1675 Broadway                                    32 Millbrook Road
       New York, NY 10019                               Stamford, CT 06902


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